SCHEDULE 14C INFORMATION
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Seasons Series Trust
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SunAmerica Asset Management Corp.
Seasons Series Trust
P.O. Box 54299
Los Angeles, California 90054-0299
(800) 445-7862
September 15, 2009
Dear Contract Owner:
     We are writing to provide you with the enclosed information statement. The information statement provides information regarding the recent subadviser change to the International Equity Portfolio (the “Portfolio”) of Seasons Series Trust (the “Trust”). On June 4, 2009, the Board of Trustees (the “Trustees”) approved a decision to replace Goldman Sachs Asset Management International (“GSAM International”) as a subadviser for a portion of the assets of the Portfolio. Accordingly, the Trustees approved the engagement of Janus Capital Management LLC (“Janus”) to replace GSAM International. Effective July 20, 2009, Janus began managing a portion of the Portfolio’s assets.
     The change in portfolio management did not result in any modifications to the Portfolio’s principal investment objective, investment strategy or to the management fee payable by the Portfolio.
     As a matter of regulatory compliance, we are sending you this information statement, which describes, among other things, the management structure of the Portfolio, the ownership of Janus and the terms of the subadvisory agreement with Janus, which has been approved by the Trustees, including the Independent Trustees.
     This document is for your information only and you are not required to take any action. Should you have any questions about these changes or if we can be of service to you in any other way, please call our SunLine customer service center between the hours of 5 a.m. PST and 5 p.m. PST at (800) 445-7862.
Sincerely,
John T Genoy
President
Seasons Series Trust

SEASONS SERIES TRUST
International Equity Portfolio
P.O. Box 54299
Los Angeles, CA 90054-0299

INFORMATION STATEMENT
REGARDING SUBADVISER CHANGE
FOR THE INTERNATIONAL EQUITY PORTFOLIO

     This information statement is being provided to the shareholders of the International Equity Portfolio (the “Portfolio”) of Seasons Series Trust (the “Trust”) in lieu of a proxy statement, pursuant to the terms of an exemptive order the Trust has received from the Securities and Exchange Commission. The exemptive order permits the Trust’s investment adviser, SunAmerica Asset Management Corp. (“SAAMCo”), to hire new subadvisers and to make changes to existing subadvisory contracts with the approval of the Board of Trustees (the “Board” or the “Trustees”), but without obtaining shareholder approval. This information statement is being furnished on behalf of the Trustees of the Trust.
     We are not asking for a proxy and you are requested not to send us a proxy. This document is for informational purposes only and you are not required to take any action.
     This information statement will be mailed on or about September 15, 2009 to contract owners who chose the Portfolio as an investment option prior to July 17, 2009.
Purpose of the Information Statement
     On June 4, 2009, the Trustees approved a decision to engage Janus Capital Management LLC (“Janus” or “Subadviser”) as a subadviser to manage a portion of the assets of the Portfolio. Prior to July 20, 2009, Goldman Sachs Asset Management International (“GSAM International”) managed a portion of the assets of the Portfolio. AIG Global Investment Corp. and Lord, Abbett & Co. LLC will continue to manage the remainder of the assets of the Portfolio.
The Trust
     The International Equity Portfolio is an investment series of the Trust, a Massachusetts business trust. The Trust entered into an Investment Advisory and Management Agreement (the “Advisory Agreement”) with SAAMCo on January 1, 1999, as amended from time to time, with the approval of the Trustees, including a majority of the Trustees who are not interested persons of the Trust (the “Independent Trustees”) as defined in the Investment Company Act of 1940, as amended (the “1940 Act”). SAAMCo is a wholly-owned subsidiary of SunAmerica Annuity and Life Assurance Company (“SALAC”) and is located at Harborside Financial Center, 3200 Plaza 5, Jersey City, New Jersey 07311. SAAMCo selects the subadvisers for the Trust’s portfolios, manages certain portfolios, provides various administrative services and supervises the portfolios’ daily business affairs, subject to review by the Trustees. The Advisory Agreement authorizes SAAMCo to retain subadvisers for the portfolios for which it does not manage the assets. SAAMCo selects subadvisers it believes will provide the portfolios with the highest quality investment services. SAAMCo monitors the activities of the subadvisers and, from time to time, will recommend the replacement of a subadviser on the basis of investment performance, style drift (divergence from the stated investment objective or policies) or other consideration.
     The subadvisers to the Trust Portfolio, including Janus, act pursuant to agreements with SAAMCo. Their duties include furnishing continuing advice and recommendations to the Portfolios regarding securities to be purchased and sold. The subadvisers are independent of SAAMCo and discharge their responsibilities subject to the policies of the Trustees and the oversight and supervision of SAAMCo, which pays the subadvisers’ fees. The Portfolio does not pay fees directly to a subadviser. However, in accordance with procedures adopted by the

Trustees, a subadviser may effect portfolio transactions through an affiliated broker-dealer, acting as an agent not as principal, and the affiliated broker-dealer may receive brokerage commissions in connection therewith as permitted by Section 17(e) of the 1940 Act, as amended, the rules and interpretations thereunder and other applicable securities laws.
The Subadvisory Agreement
     Prior to July 20, 2009, GSAM International served as a subadviser to the portion of the assets of the Portfolio that Janus now serves as subadviser. SAAMCo recommended Janus in the ordinary course of its ongoing evaluation of the Portfolio’s performance and investment strategy and after extensive research and qualitative and quantitative analysis of numerous candidate firms and their organizational structure, investment process and style and long-term performance record. In accordance with the Trustees’ approval of the engagement of Janus, the Trustees approved Amendment No. 4 to the Subadvisory Agreement with Janus, which became effective July 20, 2009 (the “Subadvisory Agreement”).
     The Subadvisory Agreement between SAAMCo and Janus, on behalf of the Portfolio, provides that (i) the Subadviser shall manage a portion of the assets of the Portfolio, (ii) SAAMCo shall compensate the Subadviser for its services, (iii) the Subadviser is authorized to select the brokers or dealers to effect portfolio transactions for the Portfolio, and (iv) the Subadviser shall comply with the Portfolio’s investment policies and restrictions and with applicable law. The Subadvisory Agreement will not result in an increase in fees to shareholders. The Subadvisory Agreement is attached to this information statement as Exhibit A.
     For the fiscal year ended March 31, 2009, SAAMCo received advisory fees from the Portfolio in the amount of $3,137,500 or 0.94% of the Portfolio’s daily net assets. For the same period, SAAMCo paid subadvisory fees in the aggregate amount of 0.43% of average daily net assets or $1,453,507 and thus retained $1,683,993 of its advisory fee. If Janus had served as a Subadviser for such period, SAAMCo would have paid subadvisory fees in the aggregate amount of 0.41% of average daily net assets or approximately $1,375,364 and SAAMCo would have retained $78,143 more of its advisory fee.
Information about the Subadviser
     Janus is a Delaware limited liability company with principal offices at 151 Detroit Street, Denver, Colorado 80206. Janus (together with its predecessors) has served as an investment adviser since 1969 and currently serves as investment adviser, or subadviser, to separately managed accounts, mutual funds, as well as commingled pools or private funds, and wrap fee accounts. Janus is a direct subsidiary of Janus Capital Group, Inc. (“JCGI”), a publicly traded company with principal operations in financial asset management businesses. JCGI owns approximately 95% of Janus, with the remaining 5% held by Janus Management Holdings Corporation (“JMHC”). The principal offices for JCGI and JMHC are at 151 Detroit Street, Denver, Colorado 80206. As of June 30, 2009, JCGI had approximately $132.6 billion in assets under management.
     The names and positions of the directors of JCGI and the principal executive officers of Janus are as follows:

Name	Position

Steven L. Scheid	Director and Chairman of the Board
Landon H. Rowland	Director
Paul F. Balser	Director
G. Andrew Cox	Director
Robert Skidelsky	Director
Deborah R. Gatzek	Director
Robert T. Parry	Director
J. Richard Fredericks	Director
Jock Patton	Director
Glenn S. Schafer	Director
Jeffrey J. Diermeier	Director
Lawrence E. Kochard	Director

Name	Position

Timothy K. Armour	Director and Interim Chief Executive Officer
Robin C. Beery	Chief Marketing Officer and Executive Vice President
Daniel P. Charles	Managing Director of Janus Institutional and Executive Vice President
Jonathan D. Coleman	Co-Chief Investment Officer and Executive Vice President
Gregory A. Frost	Chief Financial Officer and Executive Vice President
James P. Goff	Director of Research
Kelley Abbott Howes	General Counsel, Chief Administrative Officer, Secretary and Executive Vice President
Dominic C. Martellaro	Managing Director of Janus Global Advisors, and Executive Vice President
R. Gibson Smith	Co-Chief Investment Officer Executive Vice President
     The address of each of the named directors and officers is 151 Detroit Street, Denver, Colorado 80206.
     Janus is the investment adviser for another mutual fund that has an investment objective similar to that of the Portfolio. The name of such fund, together with information concerning the fund’s assets, and the annual fees paid (as a percentage of average net assets) to Janus for its management services, are set forth below.

	Assets as of
	June 30, 2009	Fee Rate
Fund Name	(millions)	(% of average daily net assets)

Janus International Equity Fund	$144	0.71%
Factors Considered by the Board of Trustees
     SAAMCo recommended Janus in the ordinary course of its ongoing evaluation of subadviser performance and investment strategy, and after extensive research, including qualitative and quantitative analysis of numerous candidate firms, their organizational structure, investment process and style and long-term performance records. At a meeting held on June 4, 2009, the Board, including the Independent Trustees, approved an amendment to the Subadvisory Agreement in order to add the Portfolio as a managed fund, which amendment was effective July 20, 2009.
     In connection with the approval of the Subadvisory Agreement, the Board received materials related to various factors used in its consideration of the agreement. Those factors included: (1) the nature, extent and quality of services to be provided by Janus; (2) the size and structure of the subadvisory fees made to Janus in connection with their management of the Portfolio; (3) the investment performance of that portion of the Portfolio managed by GSAM International, if any, compared to performance of comparable funds as selected by an independent third-party provider of investment company data and against benchmarks and/or indices; (4) the costs of services and the benefits potentially derived by Janus; (5) the terms of the Subadvisory Agreement; (6) whether the Portfolio will benefit from possible economies of scale; and (7) information regarding Janus’s compliance and regulatory history. In addition, the Board considered (a) the organization capability and financial condition of Janus; (b) the historical relationship between the Trust and Janus; and (c) the conditions and trends prevailing in the economy, the securities markets and the investment company industry.
     The Independent Trustees were separately represented by counsel that is independent of SAAMCo in connection with their consideration of approval of the Subadvisory Agreement. The matters discussed below were also considered separately by the Independent Trustees in an executive session, during which such independent counsel provided guidance to the Independent Trustees.

     Nature, Extent and Quality of Services. The Board, including the Independent Trustees, considered the nature, quality and extent of services to be provided by the proposed subadviser. The Board considered management’s presentations, memoranda prepared by management’s investment and legal groups and presentations made at the meeting by management and Janus. In making its evaluation, the Board considered that SAAMCo is responsible for the management of the affairs of the Trust, including but not limited to, providing general supervision of and coordination of the services provided by Janus.
     The Board noted that Janus would be responsible for providing investment management services, including investment research, advice and supervision, and determining which securities shall be purchased or sold by the Portfolio. The Board reviewed Janus’s history, structure and size, and investment experience. It was noted that Janus currently manages a portion of several of the Trust’s portfolios. The Board was informed that in management’s judgment, Janus has the size, visibility and resources to attract and retain highly qualified investment professionals.
     The Board reviewed the qualifications, background and responsibilities of Janus’s staff who is or would be responsible for providing investment management services to the Portfolio. The Board concluded that it was satisfied with the nature, quality and extent of the services to be provided by Janus with respect to the Portfolio and that there was a reasonable basis on which to conclude that they would provide high quality services to the Trust.
     Fees and Expenses; Investment Performance. The Board, including the Independent Trustees, received and reviewed information regarding the Portfolio’s subadvisory fees compared against subadvisory fees of comparable funds in its subadvisory expense group. It was noted that with respect to subadvisory fees, SAAMCo negotiated such fees with Janus at arms-length. The Board also considered that the subadvisory fees are paid by SAAMCo out of its advisory fee and not by the Portfolio, and that subadvisory fees may vary widely within a subadviser expense group/universe for various reasons, including market pricing demands, existing relationships, experience and success, brand premium, capacity limitations, and customization of investment mandate. It was noted that the proposed subadvisory fee rate payable to Janus was below the median of its subadvisory expense group. The Board concluded that the proposed subadvisory fee rate was reasonable.
     The Board, including the Independent Trustees, received and reviewed the Portfolio’s performance compared against its benchmark, the MSCI EAFE Index, its Morningstar and Lipper categories, and a comparable fund managed by Janus. It was noted that the fund managed by Janus, the Janus Adviser International Equity Fund (now known as Janus International Equity Fund), has an investment objective and investment strategy similar to the Portfolio’s and is managed by the same portfolio managers who would be responsible for managing the Portfolio. It was also noted that the Janus fund outperformed the Portfolio, the benchmark and the medians of its Lipper and Morningstar categories for the one-, three- and five-periods and the year-to-date through March 31, 2009. The Board concluded that management was addressing the Portfolio’s performance by proposing a new subadviser.
     Cost of Services & Benefits Derived. With respect to indirect costs and benefits, the Board was informed, based on management’s judgment, that (1) any indirect costs incurred by SAAMCo in connection with rendering investment advisory services to the Portfolio were inconsequential to the analysis of the adequacy of the advisory fees, and (2) any collateral benefits derived as a result of providing advisory services to the Trust are de minimis and do not impact upon the reasonableness of the subadvisory fee. The Board concluded that any benefits that SAAMCo and its affiliates could be expected to receive with regard to providing investment advisory and other services to the Portfolios were not unreasonable.
     Profitability and Economies of Scale. The Board received information related to SAAMCo’s profitability with respect to the services it provides to the Portfolio. It was noted that the subadvisory fees paid pursuant to the Subadvisory Agreement are paid by SAAMCo out of the advisory fees that SAAMCo receives under the Advisory Agreement. The Trustees also relied on the ability of SAAMCo to negotiate the Subadvisory Agreement and the fees thereunder at arm’s length.
     The subadvisory fee rate approved by the Board for the portion of the Portfolio that is managed by Janus is lower than the subadvisory fee rate payable to GSAM International. The Board was advised that SAAMCo will retain a larger portion of its advisory fee relating to the Portfolio.

     The Board determined that the profitability to Janus in connection with its relationship with the Portfolio is therefore not a material factor in their consideration of the Subadvisory Agreement. With respect to SAAMCo, the Board determined that its profitability was reasonable.
     For similar reasons, the potential for the Portfolio to experience economies of scale from Janus’s management of the Portfolio was not considered a material factor to the Board’s approval of the Subadvisory Agreement. The Board considered management’s opinion that the Portfolio’s subadvisory fee schedule, reflects the economics of scale inherent in providing investment advice to a Portfolio in its particular asset category and asset size.
     Terms of the Subadvisory Agreement. The Board, including the Independent Trustees, reviewed the terms of the Subadvisory Agreement, including the duties and responsibilities undertaken by Janus, and the Board noted that there were no changes to the Subadvisory Agreement pursuant to the amendment other than to add the Portfolio. The Board noted that the Subadvisory Agreement provides that Janus will pay all of its own expenses in connection with the performance of its duties as well as the cost of maintaining the staff and personnel as necessary for it to perform its obligations. The Board also considered the other terms and conditions of the Subadvisory Agreement.
     Compliance. The Board reviewed Janus’s compliance and regulatory history, including information whether it was involved in any regulatory actions or investigations. It was also noted that SAAMCo legal/compliance personnel were familiar with Janus’s compliance staff since Janus currently serves as a subadviser for other Portfolios of the Trust. The Board concluded that there was no information provided that indicated a material adverse effect on Janus’s ability to provide services to the Trust.
     Conclusions. In reaching its decision to recommend the approval of the Subadvisory Agreement, the Board did not identify any single factor as being controlling, but based its recommendation on each of the factors it considered; further, each Trustee attributes different weight to the various factors. Based upon the materials it reviewed, the representations made to it and the considerations described above, and as part of their deliberations, the Board, including the Independent Trustees, concluded that Janus possesses the capability and resources to perform the duties required of it under the Subadvisory Agreement.
     Further, based upon its review of the Subadvisory Agreement, the materials provided, and the considerations described above, the Board, including the Independent Trustees, concluded that (1) the terms of the Subadvisory Agreement are reasonable, fair and in the best interest of the Portfolio and its shareholders, and (2) the subadvisory fee rate is fair and reasonable in light of the usual and customary charges made for services of the same nature and quality and the other factors considered.
Ownership of Shares
     As of July 17, 2009, the following number of Portfolio shares were outstanding: Class 1: 1,064,010.43 shares, Class 2: 8,187,119.89 shares and Class 3: 6,557,590.20 shares. All shares were owned directly by the separate accounts of SunAmerica Annuity and Life Assurance Company (“SALAC”), First SunAmerica Life Insurance Company (“FSLIC”) and the separate accounts of other affiliated life insurance companies (“Affiliated Life Insurance Companies”). All outstanding shares of the Portfolio are owned of record, in the aggregate by the following:

					Affiliated Life Insurance
	SALAC		FSLIC		Companies
	Shares	Percentage	Shares	Percentage	Shares	Percentage
International Equity Portfolio — Class 1	1.064,010.43	100.00%	0	0.00%	0	0.00%
International Equity Portfolio — Class 2	8,187,199.89	100.00%	0	0.00%	0	0.00%
International Equity Portfolio — Class 3	6,222,300.49	94.89%	335,289.71	5.11%	0	0.00%
     To SAAMCo’s knowledge, no person owns a variable annuity contract and/or variable life insurance policy or interests therein for more than 5% of the outstanding shares of the Portfolios. The Trustees and officers of the Trust and members of their families as a group, beneficially owned less than 1% of the beneficial interest of the Portfolio as of March 31, 2009.

Brokerage Commissions
     For the Portfolio’s fiscal year ended March 31, 2009, the Portfolio paid $1,179,853 in brokerage commissions, of which $39,037 or 3.31% was paid to affiliated broker/dealers.
Shareholder Reports
     The Trust has previously sent its Annual and Semi-Annual Reports to its shareholders. Copies of the most recent annual and semi-annual reports of the Trust are available without charge and may be obtained by writing the Trust at P.O. Box 54299, Los Angeles, California 90054-0299 or by calling 1-800-445-7862.
Shareholder Proposals
     The Trust is not required to hold annual shareholder meetings, and therefore, it cannot be determined when the next meeting of shareholders will be held. If a shareholder wishes to submit proposals for consideration at a future shareholder meeting, the Trust must receive the proposal a reasonable time before the solicitation is to be made. Written proposals should be sent to Nori L. Gabert, Esq., Secretary of Seasons Series Trust, 2929 Allen Parkway, Houston, Texas 77019.
By Order of the Trustees,

Nori L. Gabert
Secretary
Seasons Series Trust
Dated: September 15, 2009

Exhibit A
SUBADVISORY AGREEMENT
          This SUBADVISORY AGREEMENT is dated as of April 3, 2002, by and between SUNAMERICA ASSET MANAGEMENT CORP., a Delaware corporation (the “Adviser”), and JANUS CAPITAL MANAGEMENT LLC, a Delaware limited liability company (the “Subadviser”).
WITNESSETH:
     WHEREAS, the Adviser and Seasons Series Trust, a Massachusetts business trust (the “Trust”), have entered into an Investment Advisory and Management Agreement dated as of January 1, 1999, as amended from time to time, (the “Advisory Agreement”) pursuant to which the Adviser has agreed to provide investment management, advisory and administrative services to the Trust; and
     WHEREAS, the Trust is registered under the Investment Company Act of 1940, as amended (the “Act”), as an open-end management investment company and may issue shares of beneficial interest, par value $.01 per share, in separately designated portfolios representing separate funds with their own investment objectives, policies and purposes; and
     WHEREAS, the Subadviser is engaged in the business of rendering investment advisory services and is registered as an investment adviser under the Investment Advisers Act of 1940, as amended (the “Advisers Act”); and
     WHEREAS, the Adviser desires to retain the Subadviser to furnish investment advisory services to the investment portfolio or portfolios of the Trust listed on Schedule A attached hereto (the “Portfolio(s)”), and the Subadviser is willing to furnish such services;
     NOW, THEREFORE, it is hereby agreed between the parties hereto as follows:
     1. (a) Duties of the Subadviser. The Adviser hereby engages the services of the Subadviser in furtherance of its Investment Advisory and Management Agreement with the Trust. Pursuant to this Subadvisory Agreement and subject to the oversight and review of the Adviser, the Subadviser will manage the investment and reinvestment of a portion of the assets of each Portfolio listed on Schedule A attached hereto. The Subadviser will determine in its discretion and subject to the oversight and review of the Adviser, the securities to be purchased or sold, and shall furnish the Adviser with such monthly, quarterly, and annual reports concerning transactions and performance of each Portfolio in the form as reasonably requested by the Adviser. The Subadviser shall also provide the Adviser with such other information and reports as may reasonably be requested by the Adviser from time to time, other than proprietary information, and provided the Subadviser shall not be responsible for portfolio accounting, nor shall it be required to generate information derived from portfolio accounting data. The Subadviser shall discharge the foregoing responsibilities subject to the control of the officers and the Trustees of the Trust and in compliance with such policies as the Trustees of the Trust may from time to time establish, and in compliance with (a) the objectives, policies, and limitations for the Portfolio(s) set forth in the Trust’s current prospectus and statement of additional information, and (b) applicable laws and regulations.
          The Subadviser agrees to manage each of the Portfolios set forth in Schedule A (1) in compliance with all applicable federal and state laws governing its operations and investments; (2) so as not to jeopardize either the treatment of the Seasons variable annuity contracts issued by Variable Annuity Account Five (File No. 33-08859; hereinafter “Contracts”) as annuity contracts for purposes of the Internal Revenue Code of 1986, as amended (the “Code”), or the eligibility of the Contracts to qualify for sale to the public in any state where they may otherwise be sold; and (3) to minimize any taxes and/or penalties payable by the Trust or such Portfolio. Without limiting the foregoing, the Subadviser agrees to manage each Portfolio (1) so that it qualifies to be treated as a “regulated investment company” under subchapter M, chapter 1 of the Code, and (2) in compliance with (a) the provisions of the Act and rules adopted thereunder; (b) the diversification requirements specified in the Internal Revenue Service’s regulations under Section 817(h) of the Code; (c) applicable state insurance laws to the extent the Adviser notifies the Subadviser of any such applicable state insurance laws; (d) applicable federal and state securities, commodities and banking laws; and (e) the distribution requirements necessary to avoid payment of any excise tax pursuant to Section 4982 of the Code. For purposes of 2(c) in the preceding sentence, disclosure in the Trust’s prospectus and/or statement of additional information of applicable state insurance laws and regulations shall constitute “notice” thereof. For purposes of compliance with this paragraph, the Subadviser shall be entitled to treat the portion of the assets of each Portfolio that it manages as though such portion constituted the entire portfolio, and the Subadviser shall not be responsible in any way for the compliance of other portions of the Portfolio or for compliance of the Portfolio as a whole with this paragraph.
          (b) The Subadviser shall be responsible for the preparation and filing of Schedule 13G and Form 13F on behalf of the Portfolio(s). The Subadviser shall not be responsible for the preparation or filing of any reports required of the Portfolio(s) by any governmental or regulatory agency, except as expressly agreed to in writing. The Subadviser shall vote proxies received in connection with securities held by the Portfolio(s).
          (c) The Subadviser accepts such employment and agrees, at its own expense, to render the services set forth herein and to provide the office space, furnishings, equipment and personnel required by it to perform such services on the terms and for the compensation provided in this Agreement.

          (d) The Adviser shall timely furnish Subadviser with such information as may be reasonably necessary for or requested by Subadviser to perform its responsibilities under this Agreement. The Subadviser shall establish and maintain brokerage accounts or other accounts necessary for the purchase or sale of various forms of securities and the Adviser shall take such actions as Subadviser deems advisable or necessary to enable Subadviser to establish such accounts on behalf of the Trust.
     2. Portfolio Transactions. The Subadviser is responsible for decisions to buy or sell securities and other investments for a portion of the assets of each Portfolio, broker-dealers and futures commission merchants’ selection, and negotiation of brokerage commission and futures commission merchants’ rates. As a general matter, in executing portfolio transactions, the Subadviser may employ or deal with such broker-dealers or futures commission merchants as may, in the Subadviser’s best judgement, provide prompt and reliable execution of the transactions at favorable prices and reasonable commission rates. In selecting such broker-dealers or futures commission merchants, the Subadviser shall consider all relevant factors including price (including the applicable brokerage commission, dealer spread or futures commission merchant rate), the size of the order, the nature of the market for the security or other investment, the timing of the transaction, the reputation, experience and financial stability of the broker-dealer or futures commission merchant involved, the quality of the service, the difficulty of execution, the execution capabilities and operational facilities of the firm involved, and, in the case of securities, the firm’s risk in positioning a block of securities. Subject to such policies as the Trustees may determine and consistent with Section 28(e) of the Securities Exchange Act of 1934, as amended (the “1934 Act”), the Subadviser shall not be deemed to have acted unlawfully or to have breached any duty created by this Agreement or otherwise solely by reason of the Subadviser’s having caused a Portfolio to pay a member of an exchange, broker or dealer an amount of commission for effecting a securities transaction in excess of the amount of commission another member of an exchange, broker or dealer would have charged for effecting that transaction, if the Subadviser determines in good faith that such amount of commission was reasonable in relation to the value of the brokerage and research services provided by such member of an exchange, broker or dealer viewed in terms of either that particular transaction or the Subadviser’s overall responsibilities with respect to such Portfolio and to other clients as to which the Subadviser exercises investment discretion. In accordance with Section 11(a) of the 1934 Act and Rule 11a2-2(T) thereunder, and subject to any other applicable laws and regulations including Section 17(e) of the Act and Rule 17e-1 thereunder, the Subadviser may engage its affiliates, the Adviser and its affiliates or any other subadviser to the Trust and its respective affiliates, as broker-dealers or futures commission merchants to effect portfolio transactions in securities and other investments for a Portfolio. The Subadviser will promptly communicate to the Adviser and to the officers and the Trustees of the Trust such information relating to portfolio transactions as they may reasonably request.
     3. (a) Compensation of the Subadviser. The Subadviser shall not be entitled to receive any payment from the Trust and shall look solely and exclusively to the Adviser for payment of all fees for the services rendered, facilities furnished and expenses paid by it hereunder. As full compensation for the Subadviser under this Agreement, the Adviser agrees to pay to the Subadviser a fee at the annual rates set forth in Schedule A hereto with respect to the portion of the assets managed by the Subadviser for each Portfolio listed thereon. Such fee shall be accrued daily and paid monthly as soon as practicable after the end of each month (i.e., the applicable annual fee rate divided by 365 applied to each prior days’ net assets in order to calculate the daily accrual). For purposes of calculating the Subadviser’s fee, the average daily net asset value of a Portfolio shall mean the average daily net assets for which the Subadviser actually provides advisory services, and shall be determined by taking an average of all determinations of such net asset value during the month. If the Subadviser shall provide its services under this Agreement for less than the whole of any month, the foregoing compensation shall be prorated.
          (b) Expenses. Adviser, the Trust and the Portfolio(s) shall assume and pay their respective organizational, operational, and business expenses not specifically assumed or agreed to be paid by Subadviser pursuant to this Agreement. Subadviser shall pay its own organizational, operational, and business expenses but shall not be obligated to pay any expenses of Adviser, the Trust, or the Portfolio(s), including without limitation, (a) interest and taxes; (b) brokerage commissions and other costs in connection with the purchase or sale of securities or other investment instruments for the Portfolio(s); and (c) custodian fees and expenses.
     4. Other Services. At the request of the Trust or the Adviser, the Subadviser in its discretion may make available to the Trust, office facilities, equipment, personnel and other services. Such office facilities, equipment, personnel and services shall be provided for or rendered by the Subadviser and billed to the Trust or the Adviser at the Subadviser’s cost.
     5. Reports. The Trust, the Adviser and the Subadviser agree to furnish to each other, if applicable, current prospectuses, statements of additional information, proxy statements, reports of shareholders, certified copies of their financial statements, and such other information with regard to their affairs and that of the Trust as each may reasonably request.
     6. Status of the Subadviser. The services of the Subadviser to the Adviser and the Trust are not to be deemed exclusive, and the Subadviser shall be free to render similar services to others so long as its services to the Trust are not impaired thereby. The Subadviser shall be deemed to be an independent contractor and shall, unless otherwise expressly provided or authorized, have no authority to act for or represent the Trust in any way or otherwise be deemed an agent of the Trust. The Subadviser may provide advice to or take action with respect to other clients, which advice or action, including the timing and nature of such action, may differ from or be identical to advice given or action taken with respect to the Portfolio(s). In the event of such activities, the transactions and associated costs will be allocated among such clients (including the Portfolio(s)) in a manner that the Subadviser believes to be equitable to the accounts involved and consistent with such accounts’ objectives, policies and limitations.

     7. Certain Records. While the Subadviser is not being engaged to serve as the Trust’s official record keeper, the Subadviser nevertheless hereby undertakes and agrees to maintain, in the form and for the period required by Section 204 of the Advisers Act and Rule 204-2 thereunder, all records relating to the investments of the Portfolio(s) that are required to be maintained by the Subadviser pursuant to the requirements of Rule 204-2 under the Advisers Act. The Subadviser will also, in connection with the purchase and sale of securities for each Portfolio, arrange for the transmission to the custodian for the Trust on a daily basis, such confirmation, trade tickets, and other documents and information, that identify securities to be purchased or sold on behalf of the Portfolio, as may be reasonably necessary to enable the custodian to perform its administrative and recordkeeping responsibilities with respect to the Portfolio.
          The Subadviser agrees that all accounts, books and other records maintained and preserved by it with respect to the Portfolios as required hereby shall be subject at any time, and from time to time, to such reasonable periodic, special and other examinations by the Securities and Exchange Commission, the Trust’s auditors, the Trust or any representative of the Trust, the Adviser, or any governmental agency or other instrumentality having regulatory authority over the Trust.
     8.  Confidentiality and Proprietary Rights. The Adviser will not, directly or indirectly, and will not permit its affiliates, employees, officers, directors, agents, contractors, or the Trust to, in any form or by any means, use, disclose, or furnish, to any person or entity, records or information concerning the business of the Subadviser, except as necessary for the performance of its duties under this Agreement or the Advisory Agreement, or as required by law upon prior written notice to the Subadviser. The Subadviser is the sole owner of the name and mark “Janus.” The Adviser shall not, and shall not permit the Trust to, without prior written consent of the Subadviser, use the name or mark “Janus” or make representations regarding the Subadviser or its affiliates. Upon termination of this Agreement for any reasons, the Adviser shall immediately cease, and the Adviser shall cause the Trust to immediately cease, all use of the Janus name or any Janus mark.
     9. Liability of the Subadviser. (a) In the absence of willful misfeasance, bad faith, gross negligence or reckless disregard of obligations or duties (“disabling conduct”) hereunder on the part of the Subadviser (and its officers, directors, agents, employees, controlling persons, shareholders and any other person or entity affiliated with the Subadviser) neither the Subadviser nor its officers, directors, agents, employees, controlling persons, shareholders, and any other person or entity affiliated with the Subadviser shall be subject to liability for any act or omission in the course of, or connected with, rendering services hereunder, including without limitation, any error of judgment or mistake of law or for any loss suffered by any of them in connection with the matters to which this Agreement relates, except to the extent specified in Section 36(b) of the Act concerning loss resulting from a breach of fiduciary duty with respect to the receipt of compensation for services. Except for such disabling conduct, the Adviser shall indemnify the Subadviser (and its officers, directors, partners, agents, employees, controlling persons, shareholders and any other person or entity affiliated with the Subadviser) (collectively, the “Indemnified Parties”) from any liability arising from (1) the Subadviser’s conduct under this Agreement, or (2) any untrue statement of a material fact in the Trust’s registration statement or omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, if such statement or omission was made in reliance on information furnished by the Adviser.
          (b) The Subadviser agrees to indemnify and hold harmless the Adviser and its affiliates and each of its directors and officers and each person, if any, who controls the Adviser within the meaning of Section 15 of the 1933 Act against any and all losses, claims, damages, liabilities or litigation (including legal and other expenses), to which the Adviser or its affiliates or such directors, officers or controlling person may become subject under the 1933 Act, under other statutes, at common law or otherwise, which may be based upon (i) any wrongful act or material breach of this Agreement by the Subadviser resulting from Subadviser’s disabling conduct , or (ii) any untrue statement of a material fact in the Trust’s registration statement or omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, if such statement or omission was made in reliance on information furnished by the Subadviser; provided, however, that in no case is the Subadviser’s indemnity in favor of any person deemed to protect such other persons against any liability to which such person would otherwise be subject by reasons of willful misfeasance, bad faith, or gross negligence in the performance of his, her or its duties or by reason of his, her or its reckless disregard of obligation and duties under this Agreement.
          (c) The Subadviser shall not be liable for (i) any acts of the Adviser or any other subadviser to the Portfolio with respect to the portion of the assets of a Portfolio not managed by the Subadviser and (ii) acts of the Subadviser which result from acts of the Adviser, including, but not limited to, a failure of the Adviser to provide accurate and current information with respect to any records maintained by the Adviser or any other subadviser to a Portfolio, which records are not also maintained by the Subadviser. The Adviser agrees that the Subadviser shall manage the portion of the assets of a Portfolio allocated to it as if it was a separate operating series and shall comply with subsections (a) and (b) of Section I of this Subadvisory Agreement (including, but not limited to, the investment objectives, policies and restrictions applicable to a Portfolio and qualifications of a Portfolio as a regulated investment company under the Code) with respect to the portion of assets of a Portfolio allocated to the Subadviser. The Adviser shall indemnify the Indemnified Parties from any liability arising from the conduct of the Adviser and any other subadviser with respect to the portion of a Portfolio’s assets not allocated to the Subadviser.
     10. Permissible Interests. Trustees and agents of the Trust are or may be interested in the Subadviser (or any successor thereof) as directors, partners, officers, or shareholders, or otherwise; directors, partners, officers, agents, and shareholders of the Subadviser are or may be interested in the Trust as trustees, or otherwise; and the Subadviser (or any successor) is or may be interested in the Trust in some manner.
     11. Term of the Agreement. This Agreement shall continue in full force and effect with respect to each Portfolio until two years from the date hereof, and from year to year thereafter so long as such continuance is specifically approved at least annually (i) by the vote of a majority of those Trustees of the Trust who are not parties to this Agreement or interested persons of any such party, cast in person at a meeting called for the purpose of voting on such approval, and (ii) by the Trustees of the Trust or by vote of a majority of the outstanding voting securities of the Portfolio voting separately from any other series of the Trust.
          With respect to each Portfolio, this Agreement may be terminated at any time, without payment of a penalty by the Portfolio or the Trust, by vote of a majority of the Trustees, or by vote of a majority of the outstanding voting securities (as defined in the Act) of the Portfolio, voting separately from any other series of the Trust, or by the Adviser, on not less than 30 nor more than 60 days’ written notice to the Subadviser. With respect to each Portfolio, this Agreement may be terminated by the Subadviser at any time, without the payment of any penalty, on 90 days’ written notice to the Adviser and the Trust. Notwithstanding the foregoing, the Subadviser may terminate the Agreement upon 60 days’ written notice in the event of a breach of the Agreement by the Adviser. The termination of this Agreement with respect to any Portfolio or the addition of any Portfolio to Schedule A hereto (in the manner required by the Act) shall not affect the continued effectiveness of this Agreement with respect to each other Portfolio subject hereto. This Agreement shall automatically terminate in the event of its assignment (as defined by the Act).
          This Agreement will also terminate in the event that the Advisory Agreement by and between the Trust and the Adviser is terminated. The obligations contained in Section 9 shall survive termination of this Agreement.
     12. Severability. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.
     13. Amendments. This Agreement may be amended by mutual consent in writing, but the consent of the Trust must be obtained in conformity with the requirements of the Act.
     14. Governing Law. This Agreement shall be construed in accordance with the laws of the State of New York and the applicable provisions of the Act. To the extent the applicable laws of the State of New York, or any of the provisions herein, conflict with the applicable provisions of the Act, the latter shall control.
     15. Personal Liability. The Declaration of the Trust establishing the Trust (the “Declaration”), is on file in the office of the Secretary of the Commonwealth of Massachusetts, and, in accordance with that Declaration, no Trustee, shareholder, officer, employee or agent of the Trust shall be held to any personal liability, nor shall resort be had to their private property for satisfaction of any obligation or claim or otherwise in connection with the affairs of the Trust, but the “Trust Property” only shall be liable.
     16. Separate Series. Pursuant to the provisions of the Declaration, each Portfolio is a separate series of the Trust, and all debts, liabilities, obligations and expenses of a particular Portfolio shall be enforceable only against the assets of that Portfolio and not against the assets of any other Portfolio or of the Trust as a whole.
     17. Notices. All notices shall be in writing and deemed properly given when delivered or mailed by United States certified or registered mail, return receipt requested, postage prepaid, addressed as follows:

Subadviser:	Janus Capital Management LLC
100 Fillmore Street, Suite 300
Denver, CO 80206-4923
Attention: Bonnie M. Howe, Vice President and Assistant General Counsel

Adviser:	SunAmerica Asset Management Corp.
The SunAmerica Center
733 Third Avenue, Third Floor
New York, NY 10017-3204
Attention: Robert M. Zakem, Senior Vice President and General Counsel

with a copy to:	SunAmerica Inc.
1 SunAmerica Center
Century City
Los Angeles, CA 90067-6022
Attention: Mallary L. Reznik, Secretary, Seasons Series Trust

     IN WITNESS WHEREOF, the parties have caused their respective duly authorized officers to execute this Agreement as of the date first above written.

SUNAMERICA ASSET MANAGEMENT CORP.
By:	/s/ PETER A. HARBECK
	Name:	Peter A. Harbeck
	Title:	President and Chief Executive Officer

JANUS CAPITAL MANAGEMENT LLC
By:	/s/ BONNIE M. HOWE
	Name:	Bonnie M. Howe
	Title:	Vice President and Assistant General Counsel

AMENDMENT NO. 1 TO SUBADVISORY AGREEMENT
This Amendment is made on the last date executed below, and is by and between Janus Capital Management LLC (“Subadviser”), and SunAmerica Asset Management Corp. (“Adviser”).
BACKGROUND
A	Adviser and Subadviser are parties to a Subadvisory Agreement dated April 3, 2002 (the “Agreement”).

B	Adviser desires to establish a hyperlink from its web site to one or more of Subadviser’s owned web sites, which may include but not be limited to http://janus.com.

C	The parties wish to further amend the Agreement as set forth below.
AMENDMENT
For good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree as follows:
1.	The following new paragraph shall be added to Section 8:

“All references to “the name or mark ‘Janus” shall be construed to include, but not be limited to, the Janus logo, the web site www.janus.com, any and all electronic links relating to such web site, and any URL for any web site established and maintained by Subadviser or its affiliates. Subadviser retains the right, title and interest to its Service/Trade Marks (including but not limited to the janus.com URL(s)) and grants only a limited license to Adviser to use its URL(s) solely in connection with the Agreement for the purposes specified therein. All goodwill associated with the name and mark “Janus” shall inure to the benefit of Subadviser. Upon termination of this Agreement for any reason, Adviser will immediately cease any and all use of any and all Janus mark(s).

2.	The Agreement, as modified by this Amendment, is ratified and confirmed.

3.	This Amendment may be executed in two or more counterparts, which together shall constitute one instrument.

JANUS CAPITAL MANAGEMENT LLC		SUNAMERICA ASSET MANAGEMNT CORP.

By:	/s/ BONNIE M. HOWE	By:	/s/ ROBERT M. ZAKEM
	Name: Bonnie M. Howe		Name: Robert M. Zakem
	Title: Vice President		Title: SVP & General Counsel
	Date: November 25, 2002		Date: December 2, 2002

AMENDMENT NO. 2 TO SUBADVISORY AGREEMENT
     This AMENDMENT NO. 2 TO SUBADVISORY AGREEMENT (the “Amendment”) is effective as of February 14, 2005 by and between AIG SUNAMERICA ASSET MANAGEMENT CORP. (formerly known as SunAmerica Asset Management Corp.), a Delaware corporation (the “Adviser”), and JANUS CAPITAL MANAGEMENT LLC, a Delaware limited liability company (the “Subadviser”).
WITNESSETH:
     WHEREAS, the Adviser and Seasons Series Trust, a Massachusetts business trust (the “Trust”), have entered into an Investment Advisory and Management Agreement dated as of January 1, 1999, as amended from time to time (the “Advisory Agreement”), pursuant to which the Adviser has agreed to provide investment management, advisory and administrative services to the Trust, and pursuant to it which the Adviser may delegate one or more of its duties to a subadviser pursuant to a written subadvisory agreement; and
     WHEREAS, the Adviser and Subadviser are parties to that certain Subadvisory Agreement dated April 3, 2002, as amended December 2, 2002 (“Subadvisory Agreement”), with respect to the Trust; and
     WHEREAS, the parties wish to amend the Subadvisory Agreement as set forth below; and
     NOW, THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree as follows:
1. The following new paragraphs shall be added to the Subadvisory Agreement:
     18. Proxy Voting. The Adviser will vote proxies relating to the Portfolios’ securities. The Adviser will vote all such proxies in accordance with such proxy voting guidelines and procedures adopted by the Board of Trustees. The Adviser may, on certain non-routine matters, consult with the Subadviser before voting proxies relating to the Portfolios’ securities. The Adviser will instruct the custodian and other parties providing services to the Trust promptly to forward to the proxy voting service copies of all proxies and shareholder communications relating to securities held by each Portfolio (other than materials relating to legal proceedings).
     19. Confidentiality. The Subadviser will not disclose or use any records or information obtained pursuant to this Agreement in any manner whatsoever except as expressly authorized in this Agreement or as reasonably required to execute transactions on behalf of the Portfolios, and will keep confidential any non-public information obtained directly as a result of this service relationship, and the Subadviser shall disclose such non-public information only if the Adviser or the Board of Trustees has authorized such disclosure by prior written consent, or if such information is or hereafter otherwise is known by the Subadviser or has been disclosed, directly or indirectly, by the Adviser or the Trust to others becomes ascertainable from public or published information or trade sources, or if such disclosure is expressly required or requested by applicable federal or state regulatory authorities, or to the extent such disclosure is reasonably required by auditors or attorneys of the Subadviser in connection with the performance of their professional services or as may otherwise be contemplated by this Agreement. Notwithstanding the foregoing, the Subadviser may disclose the total return earned by the Portfolios and may include such total return in the calculation of composite performance information.
2. Schedule A to the Subadvisory Agreement is hereby amended to reflect the addition of the Focus Growth Portfolio. The revised Schedule A is also attached hereto.

Fee Rate
(as a percentage of the average daily net assets
the Subadviser
Portfolio(s)	manages in the portfolio)

Focus Growth Portfolio	[OMITTED]
Subadviser shall manage the Focus Growth Portfolio assets and shall be compensated as noted above.
3. Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be an original and all of which together shall constitute one instrument.
4. Full Force and Effect. Except as expressly supplemented, amended or consented to hereby, all of the representations, warranties, terms, covenants, and conditions of the Agreement shall remain unchanged and shall continue to be in full force and effect.
5. Miscellaneous. Capitalized terms used but not defined herein shall have the meanings assigned to them in the Subadvisory Agreement.

     IN WITNESS WHEREOF, the parties have caused their respective duly authorized officers to execute this Amendment as of the date first above written.

AIG SUNAMERICA ASSET MANAGEMENT CORP.		JANUS CAPITAL MANAGEMENT LLC

By:	/s/ PETER A. HARBECK	By:	/s/ TOM H. WARREN
	Name: Peter A. Harbeck		Name: Tom H. Warren
	Title: President and Chief Executive Officer		Title: Vice President

AMENDMENT NO. 3
TO
SUBADVISORY AGREEMENT
          This AMENDMENT NO. 3 TO SUBADVISORY AGREEMENT is dated as of October 2, 2007, by and between AIG SUNAMERICA ASSET MANAGEMENT CORP., a Delaware corporation (the “Adviser”), and JANUS CAPITAL MANAGEMENT LLC, a Delaware limited liability company (the “Subadviser”).
WITNESSETH:
          WHEREAS, the Adviser and Seasons Series Trust, a Massachusetts business trust (the “Trust”), have entered into an Investment Advisory and Management Agreement dated as of January 1, 1999, as amended from time to time (the “Advisory Agreement”), pursuant to which the Adviser has agreed to provide investment management, advisory and administrative services to the Trust, and pursuant to it which the Adviser may delegate one or more of its duties to a subadviser pursuant to a written subadvisory agreement;
          WHEREAS, the Adviser and the Subadviser are parties to a Subadvisory Agreement dated April 3, 2002, as amended from time to time (the “Subadvisory Agreement”), pursuant to which the Subadviser furnishes investment advisory services to certain series (the “Portfolios”) of the Trust, as listed on Schedule A of the Subadvisory Agreement;
          WHEREAS, the parties desire to amend the Subadvisory Agreement to comply with the requirements of rules 17a-10, 10f-3, 12d3-1 and 17e-1 under the Investment Company Act of 1940, as amended, relating to certain exemptions available for transactions with subadvisory affiliates; and
          WHEREAS, the Board of Trustees of the Trust has approved this Amendment to the Subadvisory Agreement and it is not required to be approved by the shareholders of the Portfolios.
          NOW, THEREFORE, it is hereby agreed between the parties hereto as follows:
1. The following provision is inserted as Section 1(e) of the Subadvisory Agreement:
“(e) The Subadviser also represents and warrants that in furnishing services hereunder, the Subadviser will not consult with any other subadviser of the Portfolios or other series of the Trust, to the extent any other subadvisers are engaged by the Adviser, or any other subadvisers to other investments companies that are under common control with the Trust, concerning transactions of the Portfolios in securities or other assets, other than for purposes of complying with the conditions of paragraphs (a) and (b) of rule 12d3-1 under the Act.”
2. Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be an original and all of which together shall constitute one instrument.
3. Full Force and Effect. Except as expressly supplemented, amended or consented to hereby, all of the representations, warranties, terms, covenants, and conditions of the Subadvisory Agreement shall remain unchanged and shall continue to be in full force and effect.
4. Miscellaneous. Capitalized terms used but not defined herein shall have the meanings assigned to them in the Subadvisory Agreement.
          IN WITNESS WHEREOF, the parties have caused their respective duly authorized officers to execute this Agreement as of the date first above written.

AIG SUNAMERICA ASSET MANAGEMENT CORP.		JANUS CAPITAL MANAGEMENT LLC

By:	/s/ PETER A. HARBECK	By:	/s/ ROBERT A. WATSON
	Name: Peter A. Harbeck		Name: Robert A. Watson
	Title: President & CEO		Title: Senior Vice President and Managing Director

AMENDMENT NO. 4
TO THE
SUBADVISORY AGREEMENT
          This AMENDMENT NO. 4 TO THE SUBADVISORY AGREEMENT is effective as of July 20, 2009, by and between SUNAMERICA ASSET MANAGEMENT CORP. (formerly, AIG SunAmerica Asset Management Corp.), a Delaware corporation (the “Adviser”), and JANUS CAPITAL MANAGEMENT LLC, a Delaware limited liability company (the “Subadviser”).
WITNESSETH:
          WHEREAS, the Adviser and Seasons Series Trust, a Massachusetts business trust (the “Trust”), have entered into an Investment Advisory and Management Agreement dated as of January 1, 1999, as amended from time to time (the “Advisory Agreement”), pursuant to which the Adviser has agreed to provide investment management, advisory and administrative services to the Trust, and pursuant to which the Adviser may delegate one or more of its duties to a subadviser pursuant to a written subadvisory agreement;
          WHEREAS, the Adviser and the Subadviser are parties to a Subadvisory Agreement dated April 3, 2002, as amended December 2, 2002, February 14, 2005 and October 2, 2007 (the “Subadvisory Agreement”), pursuant to which the Subadviser furnishes investment advisory services to certain series (the “Portfolios”) of the Trust, as listed on Schedule A of the Subadvisory Agreement;
          WHEREAS, the parties wish to amend the Subadvisory Agreement as set forth below; and
          NOW, THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree as follows:
1. Schedule A to the Subadvisory Agreement is hereby amended to reflect the addition of the International Equity Portfolio. The revised Schedule A is also attached hereto.

Fee Rate
(as a percentage of the average daily net assets
Portfolio(s)	the Subadviser manages in the portfolio)

International Equity Portfolio	[OMITTED]
Subadviser shall manage the International Equity Portfolio assets and shall be compensated as noted above.
2. Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be an original and all of which together shall constitute one instrument.
3. Full Force and Effect. Except as expressly supplemented, amended or consented to hereby, all of the representations, warranties, terms, covenants, and conditions of the Subadvisory Agreement shall remain unchanged and shall continue to be in full force and effect.
4. Miscellaneous. Capitalized terms used but not defined herein shall have the meanings assigned to them in the Subadvisory Agreement.
          IN WITNESS WHEREOF, the parties have caused their respective duly authorized officers to execute this Agreement as of the date first above written.

SUNAMERICA ASSET MANAGEMENT CORP.
By:	/S/ PETER A. HARBECK
	Name:	Peter A. Harbeck
	Title:	President & CEO

JANUS CAPITAL MANAGEMENT LLC
By:	/s/ CHRISTOPHER FURMAN
	Name:	Christopher Furman
	Title:	Vice President